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EXHBIIT 10.1


                                 LOAN AGREEMENT

         LOAN AGREEMENT, dated as of December 20, 2006 (this "Agreement"), between ONE VOICE TECHNOLOGIES INC., a Nevada corporation ("Borrower"), and ALPHA CAPITAL ANSTALT and WHALEHAVEN CAPITAL FUND LIMITED (together with its successors and assigns, each a "Lender" and collectively, "Lenders")

         IN CONSIDERATION of the mutual covenants herein contained, Borrower and Lender agree as follows:

I.       DEFINITIONS.

         1.1 GENERAL TERMS. For purposes of this Agreement the following terms shall have the following meanings:

         "Account Debtor" means the Customers or any other person or entity who is or may become obligated upon a Receivable.

         "Accounts" means all amounts due and to become due to Borrower from the Customers and other accounts, contract rights, chattel paper, instruments and documents, whether now owned or to be acquired by Borrower, provided that the same arise in connection with the sale of Inventory.

         "Advances" shall have the meaning set forth in Section 2.1.

         "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 20% or more of the securities having ordinary voting power for the election of directors or, in the case of a Person other than a corporation, individuals who perform similar functions.

         "Agreement" shall mean this Loan Agreement, as amended, restated, modified and supplemented from time to time.

         "Borrower's Account" shall have the meaning set forth in Section 2.5.

         "Borrowing Base Certificate" shall mean such certificate from Borrower as Lender shall require from time to time to permit Lender to have the information required to effect Advances pursuant to the provisions of this Agreement.

         "Business Day" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

         "Closing Date" shall mean the date hereof.

          "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

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         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Event of Default" shall mean the occurrence of any of the events set forth in Article X.

         "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

         "Interest Rate" shall have the meaning set forth in Section 3.1.

         "Lender" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of Lender.

         "Lock Box Account" means account with Depository Bank, or such other account designated by Lender.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of Borrower (b) Borrower's ability to pay the Obligations in accordance with the terms thereof,
(c) the value of the Accounts, or Lender's lien on the Accounts or the priority of any such lien or (d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Transaction Documents.

         "Obligations" shall mean and include any and all of Borrower's indebtedness and/or liabilities to Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument (including all interest accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding), and all obligations of Borrower to Lender to perform acts or refrain from taking any action.

         "Payment Office" shall mean initially c/o Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, NY 10176, or such other office of Lender, which it may designate by notice to Borrower to be the Payment Office.

         "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Receivables" means all rights to the payment of money now owned or hereafter acquired by Borrower, whether due or to become due and whether or not earned by performance including, but not limited to, Accounts, chattel paper, instruments, general intangibles, and all guaranties and security therefor and all contracts relating thereto and all returned and repossessed goods; provided that the same arise in connection with the extension of credit provided to Borrower by Lender pursuant to this Agreement.

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         "Revolving Credit Note" shall mean the promissory note referred to in
Section 2.1.

         "Securities" shall have the meaning set forth in Section 15.1 herein.

         "Term" shall have the meaning set forth in Section 13.1.

         "Termination Date" shall have the meaning set forth in Section 13.1.

         "Transaction Documents" shall mean the Revolving Credit Note, the Security Agreement, between Borrower and Lender and any and all other agreements, instruments and documents now or hereafter executed by Borrower delivered to Lender in respect of the transactions contemplated by this Agreement.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         1.2 CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, an Exhibit or a Schedule shall be deemed to refer to a Section, an Exhibit or a Schedule, as applicable, of this Agreement unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. Unless otherwise provided, all references to any agreements to which Lender is a party, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.      ADVANCES.

         2.1 MAXIMUM ADVANCES. Under this Agreement, the maximum borrowings shall be up to $640,000.00. Lender shall advance ("Advance or Advances") to Borrower up to 75% of the face value of current and future invoices ("Receivables") submitted for borrowing. Receivables shall not include receivables arising from goods sold on consignment ("Formula Amount"). Only funds due to for irrevocable sales may be deemed Receivables. As of the date of this Agreement, Borrower will provide to Lender with a listing of all Receivables to be financed by Lender (Schedule 2.3).

         2.2 INTEREST. The cost of funds ("Interest") payable to Lender for the Borrower's borrowings against Receivables shall be determined pursuant to a Revolving Credit Note issued by Borrower to Lender ("Note"). Interest shall be calculated daily on all outstanding Receivables.


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         2.3 REPAYMENT. As repayment of Borrower's borrowings and Interest and any sum due to Lender arising under the Note, this Agreement, or Security Agreement dated February 16, 2006, as amended ("Other Security Agreement"), and any other agreement to which Borrower and Lender are parties ("Obligations"), all remittances and proceeds of Receivables obtained or received by the Borrower will be received in trust for Lender, and the Borrower will remit to Lender's designated bank account such remittances and proceeds within three (3) Banking Days from the date of receipt.

         2.4 SECURITY INTEREST. For the payment and performance of the Obligation, Borrower hereby assigns to Lender, the Borrower's a continuing interest in the Receivables, together with all security thereof and all of the Borrower's right, title and interest in and to the merchandise represented by such Receivables, including, without limitation, all of the Borrower's rights to stoppage in transit, replevin and reclamation and as an unpaid vendor as provided in the UCC and the Bankruptcy Code. This Agreement represents a Security Agreement under the UCC and, together with all attendant documentation, constitutes the full agreement between Lender and the Borrower. The security interest described herein is in addition to the security interest granted to Lender pursuant to the Other Security Agreement.

         2.5 BORROWER'S WIRE INSTRUCTIONS. Lender shall wire Advances to Borrower's bank as follows:

                            [INTENTIONALLY OMITTED]

         2.6 WEEKLY STATEMENT OF ACCOUNT AND MONTHLY SETTLEMENT. At the end of each week Borrower shall send Lender a Statement of Account in the form of Exhibit A hereto reflecting all transactions under this Agreement for such week. The Statement of Account shall include the following:

(i)   Date and amount of Receivables financed.
(ii)  Date and amount of Advances against Receivables.
(iii) Date and amount of customer payments received by Borrower.
(iv) Date and amount of customer remittances paid pro-rata to Lender by Borrower.
(v)   Balance of outstanding Receivables financed.
(vi)  Balance of outstanding Advances against Receivables
(vii) Amount and balance of Interest earned by Lender.

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         At the end of each month the parties to this Agreement shall determine and agree on the amount of any surplus funds which may be available and payable to Borrower arising from the full payment of a customer's Receivable after accounting for Interest and any adjustments.

III.     INTEREST, FEES AND OTHER MATTERS.

         3.1 INTEREST. Interest on each Advance shall be computed at a rate of 8% per annum, payable monthly in arrears on the 1st day of each calendar month (the "Interest Rate"). Upon and after the occurrence of an Event of Default, the Obligations shall bear interest at the Interest Rate plus seven percent (7%) per annum.

         3.2 FEE FOR OVERADVANCE. If the principal amount outstanding of the Revolving Credit Note exceeds the Formula Amount, such excess shall bear interest at the Interest Rate plus seven percent (7%) per annum.

         3.3 COMPUTATION OF INTEREST AND FEES. Interest and fees hereunder shall be computed on the basis of a year of 365 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Interest Rate.

         3.4 MAXIMUM CHARGES. In no event whatsoever shall interest and other charges hereunder exceed the highest rate permissible under law. If such interest and other charges would otherwise exceed such rate, such excess amount shall be first applied pro-rata to any unpaid principal balance of the Revolving Credit Note, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.5 EXCULPATION OF LIABILITY. Nothing herein contained shall be construed to constitute Lender as Borrower's agent for any purpose whatsoever, nor shall Lender be responsible or liable for any payments with respect to the Accounts.

IV.      DISTRIBUTION OF ACCOUNTS RECEIVABLE.

         4.1 DEPOSITS.

             (a) Borrower will cause the Account Debtor's deposit of all remittances and proceeds with respect to the sale or transfer of the Inventory, whether by wire, cash or check, into the Lock Box Account with the Depository Bank. Borrower and any Affiliates, shareholders, directors, officers, employees, agents of Borrower and all Persons acting for or in concert with Borrower shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to or proceeds of Accounts or Collateral which come into their possession or under their control and immediately upon receipt, shall remit the same or cause the same to be remitted, in kind, to the Lock Box Account.

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             (b) Borrower agrees that all payments made to such Lock Box Account or otherwise received by Lender as proceeds of the Inventory or Receivables, constitutes Collateral and will be applied on account of the Indebtedness.

             (c) Borrower agrees to pay to Lender any and all fees, costs and expenses (if any) which Lender incurs in connection with opening and maintaining the Lock Box Account and depositing for collection by Lender any check or item of payment received or delivered to Depository Bank or Lender on account of the Indebtedness and Borrower further agrees to reimburse Lender for any claims asserted by Depository Bank in connection with the Lock Box Account or any returned or uncollected checks received by Depository Bank for deposit in the Lock Box Account.

         4.2 APPLICATION OF COLLECTED RECEIVABLES. Within five (5) Business Days of Lender's receipt of any Receivables in the Lock Box arising from the sale of Inventory financed by a Loan, such Receivables will be applied in the following manner and priority:

             (a) 100% of each dollar of Receivable will be paid and retained by Lender until payment in full of the following:

                  (i) The aggregate amount of the respective Loan Interest;

                  (ii) Any other fees and charges due to Lender with respect to the Loan; and

                  (iii) The aggregate amount of Indebtedness under this Agreement.

             (b) All remaining proceeds will be paid to the Borrower.


V. REPRESENTATIONS AND WARRANTIES. BORROWER HEREBY REPRESENTS AND WARRANTS TO LENDER AS FOLLOWS:

         5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Borrower has the power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Transaction Documents and to carry on its business as presently conducted. Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

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         5.2 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of Borrower (including the respective officers and directors) necessary for the authorization of this Agreement and the Transaction Documents, the performance of all obligations of Borrower hereunder and thereunder and the authorization, sale, issuance and delivery of the Revolving Credit Note has been taken or will be taken. This Agreement and the Transaction Documents, when executed and delivered, will be valid and binding obligations of Borrower, enforceable against each such person in accordance with their terms, except:

             (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

             (b) general principles of equity that restrict the availability of equitable or legal remedies.

         5.3 LIABILITIES. Borrower does not have any contingent liabilities, except current liabilities incurred in the ordinary course of business.

         5.4 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Borrower has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge. Borrower is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         5.5 COMPLIANCE WITH OTHER INSTRUMENTS. Borrower is not in violation or default of (x) any term of its certificate of incorporation or bylaws, or (y) any provision of any agreement to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Transactions Documents will not, with or without the passage of time or giving of notice, be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Borrower or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Borrower, its business or operations or any of its assets or properties.

         5.6 LITIGATION. Except as disclosed in Borrower's Form 10-KSB for the year ended December 31, 2005 as filed with the Securities and Exchange Commission (the "Commission"), together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (collectively, the "Reports"), there is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, currently threatened against Borrower; nor is there is any basis to assert any of the foregoing. Borrower is not a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Body or instrumentality. There is no action, suit, proceeding or investigation by Borrower currently pending or which Borrower intends to initiate.

         5.7 TAX RETURNS AND PAYMENTS. Borrower has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by Borrower on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent. Borrower has not been advised:

             (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

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             (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

         There is no tax to be imposed upon its properties or assets of Borrower as of the date of this Agreement that is not adequately provided for.

         5.8 COMPLIANCE WITH LAWS; PERMITS. Borrower is not in violation of any applicable statute, rule, regulation, order or restriction of any Governmental Body in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Transaction Documents. Borrower has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.

         5.9 ENVIRONMENTAL AND SAFETY LAWS. Borrower is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No hazardous materials are used or have been used, stored, or disposed of by Borrower or, to Borrower's knowledge, by any other Person on any property owned, leased or used by Borrower.

         5.10 FULL DISCLOSURE. Borrower has provided Lender with all information requested by Lender in connection with its decision to purchase the Revolving Credit Note, including all information Borrower believe is reasonably necessary to make such investment decision. Neither this Agreement nor the Transaction Documents contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Lender by Borrower were based on Borrower's experience in the industry and on assumptions of fact and opinion as to future events which Borrower, at the date of the issuance of such projections or estimates, believed to be reasonable.

         5.11 PATRIOT ACT. Borrower certifies that, to the best of Borrower's knowledge, Borrower has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Borrower hereby acknowledges that Lender seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Borrower hereby represents, warrants and agrees that: (i) none of the cash or property that Borrower will pay or will contribute to Lender has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Borrower to Lender, to the extent that they are within Borrower's control shall cause Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Borrower shall promptly notify Lender if any of these representations ceases to be true and accurate. Borrower shall provide Lender any additional information regarding Borrower that Lender deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Borrower understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Lender may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Lender' investment in Borrower. Borrower further understands that Lender may release confidential information about Borrower and, if applicable, any underlying beneficial owners, to proper authorities if Lender, in its sole discretion, determines that it is in the best interests of Lender in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

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VI. COVENANTS OF BORROWER. Borrower covenants with Lender as follows:

         6.1 ACCESS TO FACILITIES. Borrower will permit any representatives designated by Lender upon 24-hours written notice and during normal business hours, at such person's expense and accompanied by a representative of Borrower, to:

             (a) visit and inspect any of the properties of Borrower;

             (b) examine the corporate and financial records of Borrower make copies thereof or extracts therefrom; and

             (c) discuss the affairs, finances and accounts of Borrower with the directors, officers and independent accountants of Borrower.

         6.2 TAXES. Borrower will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of Borrower; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if Borrower shall have set aside on its books adequate reserves with respect thereto, and provided, further, that Borrower will pay all such taxes, assessments, charges or levies forthwith upon the commencement of

         6.3 CONFIDENTIALITY. Borrower will not disclose, and will not include in any public announcement, the name of Lender, unless expressly agreed to by Lender or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

VII.     INDEMNIFICATION.

         7.1 Borrower shall indemnify, hold harmless, reimburse and defend Lender, and each of Lender's officers, directors, agents, Affiliates, control persons, and shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature (collectively, "Losses") incurred by or imposed on Lender that results, arises out of or is based upon, directly or indirectly, (i) breach of any representation by Borrower or breach of any warranty by Borrower in this Agreement or the Transaction Documents, (ii) breach or default in performance by Borrower of any covenant by Borrower hereunder or under the Transaction Documents or (iii) any action taken by any Governmental Body that has or may have an adverse effect on the ability of Borrower to conduct its business in the ordinary course.

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         7.2 Lender agrees to indemnify, hold harmless, reimburse and defend
Borrower and each of Borrower's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Borrower or any such person which results, arises out of or is based upon (i) any material misrepresentation by Lender in this Agreement or the Transaction Documents; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Lender of any covenant or undertaking to be performed by Lender hereunder, or any other agreement entered into by Borrower and Lender, relating hereto.

VIII. CONDITIONS TO EACH ADVANCE. The agreement of Lender to make any Advance is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

             (a) Representations and Warranties. Each of the representations and warranties made by Borrower to this Agreement and the Transaction Documents, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or the Transaction Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date;

             (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made on such date; provided, however, that Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

             (c) Maximum Advances. The aggregate Advances outstanding shall not exceed the maximum amount of Advances permitted under Section 2.1.

             (d) Confirming Representations and Warranties. Each request for an Advance hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this Section have been satisfied.

             (e) Approval of Collateral for Each Advance: Each Advance will require additional collateral. No Advance will be given until and unless Lender has approved such collateral in writing.

IX. INFORMATION AS TO BORROWER.

         Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1 LITIGATION. Promptly notify Lender in writing of the commencement of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance.

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         9.2 MATERIAL OCCURRENCES. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; and (b) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

         9.3 ADDITIONAL INFORMATION. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the covenants and conditions of this Agreement and the Revolving Credit Note have been complied with by Borrower.

         9.4 NOTICES OF ADVERSE EVENTS. Furnish Lender with prompt notice of (a) any lapse or other termination of any consent, license or permit issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such consent, license or permit; and (c) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender or any Lender, and (d) copies of any notices and other communications from any Governmental Body which relate to Borrower.

         9.5 ADDITIONAL DOCUMENTS. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the

X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1 failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Transaction Document;

         10.2 issuance of a notice of lien, levy assessment, injunction attachment or service against any portion of any Borrower's property which is not stayed or lifted within fifteen (15) days or bonded pending appeal;

         10.3 failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained herein or in any Transaction Document (to the extent such breach is not otherwise embodied in any other provision of this Article IX for which a different grace or cure period is specified or which constitute an immediate Event of Default, which is not cured within fifteen (15) Business Days after the occurrence of such Event of Default;

         10.4 any judgment or judgments are rendered or judgment liens filed against Borrower for an aggregate amount in excess of $10,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

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         10.5 Borrower or any Affiliate of Borrower shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

         10.6 Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.7 any change in the condition or affairs of Borrower (financial or otherwise) which could have a Material Adverse Effect;

         10.8 any provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Lender; and

         10.9 any Governmental Body shall (i) revoke, terminate, suspend or adversely modify any license or permit of Borrower or (ii) commence proceedings to suspend, revoke, terminate or adversely modify any such license or permit and such proceedings shall not be dismissed or discharged within forty-five (45) days, or (iii) schedule a hearing on the renewal of, or the necessity to obtain, any license or permit necessary for the continuation of Borrower's business.

XI.      LENDER' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1 RIGHTS AND REMEDIES. Upon the occurrence of (a) an Event of Default pursuant to Section 10.5 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lender to make Advances shall be deemed terminated; and (b) any of the other Events of Default and at any time thereafter at the option of Lender all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make Advances. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally.

         11.2 APPLICATION OF PROCEEDS. The proceeds realized from the sale of any Accounts shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, sale and delivery of the Accounts; second, pro-rata to interest due upon any of the Advances; third, to fees payable in connection with this Agreement; fifth, to the pro-rata principal of the Advances and all other fees, costs, expenses and indemnities due under this Agreement and, sixth, to all other Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender. If it is determined by an authority of competent jurisdiction that a disposition by Lender did not occur in a commercially reasonably manner, Lender may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Lender will not be considered to have offered to retain the Accounts in satisfaction of the Obligations unless Lender has entered into a written agreement with Borrower to that effect.

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

         11.3 LENDER'S DISCRETION. Except as otherwise provided herein, Lender shall have the right in its sole discretion to determine which rights, liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender's or Lender's rights hereunder.

         11.4 SETOFF. In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default, Lender shall have a right to apply Borrower property held by such Lender to reduce the Obligations.

         11.5 RIGHTS AND REMEDIES NOT EXCLUSIVE. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1 WAIVER OF NOTICE. Borrower hereby waives notice of non-payment of any of the Accounts, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Accounts received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2 DELAY. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3 JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION, DOCUMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS THAT ANY SUCH CLAIM, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1 TERM. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest to occur of (a) 12-months from the date hereof, (b) a date not less than thirty (30) days after Lender gives notice of such date to Borrower of termination, or (c) the date on which this Agreement shall be terminated in accordance with the provisions hereof; (the "Termination Date"; such period referred to herein as the "Term").

         13.2 TERMINATION. The termination of this Agreement shall not affect Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The rights granted to Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full. Accordingly, Borrower waives any rights which it may have under Section 9-513 of the UCC to demand the filing of termination statements with respect to the Accounts, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV.     WAIVER OF SUBROGATION.

         14.1 WAIVER OF SUBROGATION. Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which Borrower may now or hereafter have against any Person directly or contingently liable for the Obligations hereunder, or against or with respect to Borrower's property (including, without limitation, any property which is collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XV.      SECURITIES.

         15.1 Contemporaneously with the execution of this Agreement, Borrower shall deliver to Lender, pro-rata, an aggregate of 20,000,000 shares of Borrower's $.001 par value common stock ("Securities").

         15.2 The registration rights granted by Borrower to Lender pursuant to
Section 11.1(ii) of a Subscription Agreement dated August 29, 2006 are hereby granted to Lender for the registration of the Securities.

         15.3 In connection with the issuance of the Securities to Lenders, Borrower hereby makes and renews all of the representations and warranties contained in the Subscription Agreement dated August 29, 2006 and all agreements delivered in connection therewith, as if made on the date hereof.

XVI.     MISCELLANEOUS.

         16.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without giving effect to rules regarding conflicts of law. Any judicial proceeding by involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any Transaction Document shall be brought only in a federal or state court located in the State of New York and in no other court. By execution and delivery of this Agreement, Borrower and Lender accept for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of such court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 14.4 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Lender's option, by service upon Borrower. Nothing herein shall affect the right to serve process in any manner permitted by law. Borrower and Lender waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

         16.2 ENTIRE UNDERSTANDING. This Agreement and the Transaction Documents contain the entire understanding between Borrower and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Transaction Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

         16.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

         16.4 NOTICE. Any notice or request hereunder may be given to Borrower and Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three
(3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)      If to Lender at:             Alpha Capital Anstalt
                                               Pradafant 7
                                               9490 Furstentums
                                               Vaduz, Lichtenstein
                                               Fax: 011-42-32323196

                                               Whalehaven Capital Fund Limited
                                               3rd Floor, 14 Par-Laville Road
                                               Hamilton, Bermuda HM08
                                               Fax: (441) 292-1373

                  With a copy to:              Grushko & Mittman, P.C.
                                               551 Fifth Avenue, Suite 1601
                                               New York, NY 10176
                                               Fax: (212) 697-3575

           (B)    If to Borrower at:           One Voice Technologies Inc.
                                               4275 Executive Square, Suite 200
                                               La Jolla, CA 92037
                                               Fax: (858) 552-4474

                  With a copy by telecopier    Sichenzia, Ross, Friedman &
                  only to:                     Ference LLP
                                               1065 Avenue of the Americas
                                               New York, NY 10018
                                               Attn: Darrin Ocasio, Esq.
                                               Fax: (212) 930-9725


         16.5 SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         16.6 EXPENSES. All costs and expenses including, without limitation,
(i) reasonable attorneys' fees and disbursements incurred by Lender (a) in all efforts made to enforce payment of any of the Obligations or effect collection of any Accounts, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or the Transaction Documents or any consents or waivers hereunder or thereunder, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in any of the Accounts, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower and (ii) reasonable fees and disbursements incurred by Lender in connection with any appraisals of the Accounts, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and the Transaction Documents, may be charged to Borrower's Account and shall be part of the Obligations.

         16.7 LEGAL FEES. A legal fee of $15,000 shall be payable by Borrower in connection with this transaction which fee shall be deducted and forwarded to Grushko & Mittman, P.C. from the proceeds of the first advance to the Borrower.

         16.8 LOCKBOX FEES. In connection with this transaction, borrower shall pay to Grushko & Mittman, P.C., which fees shall be deducted and forwarded to Grushko & Mittman, P.C. from the proceeds of the first advance to Borrower the following fees: setup fee - $150; and an aggregate of $1,500 representing four monthly maintenance fees of $350 each. Additional fees, including but not limited to deposit fees and transfer fees will be paid when billed. Failure to pay any fees within five (5) days of demand is an Event of Default hereunder.

         16.9 INJUNCTIVE RELIEF. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         16.10 CONSEQUENTIAL DAMAGES. Lender shall not be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         16.11 CAPTIONS. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         16.12 COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         16.13 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.


                                        ONE VOICE TECHNOLOGIES INC.


                                        By: /s/ Dean Weber
                                            ------------------------------------
                                            Name: Dean Weber
                                            Title: Chief Executive Officer


                                        ALPHA CAPITAL ANSTALT


                                        By: /s/ Howard Ackermann
                                            ------------------------------------
                                            Name: Howard Ackermann
                                            Title: Director


                                        WHALEHAVEN CAPITAL FUND LIMITED


                                        By: /s/ Evan Schemenauer
                                            ------------------------------------
                                            Name: Evan Schemenauer
                                            Title: Chief Financial Officer





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